                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                   FORM 8-K


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) November 6, 1998



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)



          Delaware                   0-16102              59-2840783
(State or Other Jurisdiction       Commission         (I.R.S. Employer
    Or Incorporation or            File Number          Identification
       Organization)                                        Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)


                                 (609)235-6009
             (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------


     On November 6, 1998, Eastern Environmental Services, Inc. (the "Registrant") consummated the acquisition of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., Interstate Recycling Corp., Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership) (collectively, the "Pucillo Companies") pursuant to the terms of a Stock Purchase Agreement dated August 6, 1998 and a Stock and Partnership Interest Purchase Agreement dated August 6, 1998, both agreements amended on September 28, 1998, by and among the shareholders and partners of the Pucillo Companies (collectively, the "Shareholders" or "Sellers") and the Registrant. The description of the acquisition transaction is set forth herein qualified in its entirety by the Stock Purchase Agreement and the Stock and Partnership Interest Purchase Agreement and related amendments which are incorporated as Exhibit 10.1, 10.2, 10.3 and 10.4.

     Pursuant to the Purchase Agreements, the Registrant purchased all of the outstanding common stock of the Pucillo Companies resulting in the Shareholders receiving 487,196 registered shares of the Registrant's common stock, $.01 par value. The shares of the Registrant's common stock were valued at $30.50 per share. No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method.

     At the date of closing the Stock Purchase Agreements, the Registrant assumed approximately $2.7 million of outstanding indebtedness of the Companies.

     The transaction includes all of the assets and liabilities relating to the operation of the Companies. The acquired assets were used by the Shareholders in the solid waste collection, transfer, recycling and disposal business. The Registrant intends to continue to use the acquired assets for these purposes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         Financial Information and Exhibits.
         -----------------------------------


(A) COMBINED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the required combined financial statements of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., Interstate Recycling Corp., Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (collectively, the "Pucillo Companies") at the time of the filing of this report. The required combined financial statements of the Pucillo Companies will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

(B)  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable to provide the required pro forma financial information of Eastern Environmental Services, Inc. at the time of the filing of this report. The pro forma information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(C)  EXHIBITS

10.1 Stock Purchase Agreement dated August 6, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., and Interstate Recycling Corp.

10.2 Amendment No. 1 dated September 28, 1998 to Stock Purchase Agreement between Eastern Environmental Services, Inc. and the shareholders of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., and Interstate Recycling Corp.

10.3 Stock and Partnership Interest Purchase Agreement dated August 6, 1998, by and between Eastern Environmental Services, Inc. and the sellers of Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership).

10.4 Amendment No. 1 dated September 28, 1998 to Stock and Partnership Interest Purchase Agreement between Eastern Environmental Services, Inc. and the sellers of Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership).

               SIGNATURE
               ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Eastern Environmental Services, Inc.

Date: November 23, 1998                  By:  /s/ Gregory M. Krzemien
                                                --------------------------
                                    Gregory M. Krzemien, Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
 No.      Description
----      -----------


10.1 Stock Purchase Agreement dated August 6, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., and Interstate Recycling Corp.

10.2 Amendment No. 1 dated September 28, 1998 to Stock Purchase Agreement between Eastern Environmental Services, Inc. and the shareholders of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., and Interstate Recycling Corp.

10.3 Stock and Partnership Interest Purchase Agreement dated August 6, 1998, by and between Eastern Environmental Services, Inc. and the sellers of Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership).

10.4 Amendment No. 1 dated September 28, 1998 to Stock and Partnership Interest Purchase Agreement between Eastern Environmental Services, Inc. and the sellers of Empire Wrecking Corp., Northeast Hauling Company, Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership).